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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant /x/
Check the appropriate box:
/ /	Preliminary Proxy Statement
/x/	Definitive Proxy Statement
CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.

2001	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

To Cubic Shareholders:

    Cubic Corporation's 2001 Annual Meeting will be held in the Crystal Room at the Handlery Hotel & Country Club, at 950 Hotel Circle North, San Diego, California 92108, on February 27, 2001, at 10:30 a.m. Pacific Standard Time. The formal notice and proxy statement follow.

    The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

    The Corporation's 2000 Annual Report is enclosed herewith.

                      Sincerely yours,

                      Walter J. Zable
                      Chairman of the Board

January 26, 2001

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.

NOTICE OF ANNUAL MEETING

    The Annual Meeting of Shareholders of Cubic Corporation will be held in the Crystal Room at the Handlery Hotel & Country Club, at 950 Hotel Circle North, San Diego, California 92108, on February 27, 2001, at 10:30 a.m. Pacific Standard Time, for the following purposes:

1.
To elect seven Directors for the ensuing year;

2.
To consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as Cubic's auditors for the fiscal year ending September 30, 2001; and

3.
To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on January 19, 2001 will be entitled to vote at the meeting. The transfer books will not be closed.

                      By Order of the Board of Directors

                      William C. Stewart, Jr.
                       Secretary

San Diego, California
January 26, 2001

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

    Proxies in the form enclosed with this statement are solicited by the Board of Directors of Cubic Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held in San Diego, California, on February 27, 2001. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The Proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

OUTSTANDING SHARES AND VOTING RIGHTS

    The voting securities of the Corporation consist of its Common Stock, without Par Value, of which 8,906,689 shares were outstanding at November 22, 2000 (after deducting 2,981,554 shares held as Treasury Shares).

    Only shareholders of record on the books of the Corporation at the close of business on January 19, 2001 will be entitled to vote at the meeting. Each such holder of common shares is entitled to one vote for each said share. Votes will be counted by the Inspector of Elections. Abstentions, broker non-votes and proxies without authority to vote will not be counted in votes cast.

    The approximate date on which the proxy statement and form of proxy are first being sent or given to security holders is January 26, 2001.

ELECTION OF DIRECTORS

    Seven Directors comprise the authorized membership of the Board of Directors of the Corporation. Seven Directors are to be elected by a plurality vote at the Annual Meeting, each to hold office for the term of one year and until his successor is elected. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the reelection of the following Directors, now in office, in accordance with this proxy authorization, reserving the right, however, to distribute, in their discretion, their votes of uncommitted proxies among the management nominees.

IDENTIFICATION OF DIRECTORS

    Walter J. Zable, 85, Director since 1951.  Chairman of the Board, President and Chief Executive Officer, and Chairman of the Executive Committee.

    Walter C. Zable, 54, Director since 1976.  Vice Chairman of the Board, Member of the Executive Committee, and Vice President. President of Cubic Transportation Systems, Inc., a wholly-owned subsidiary. Prior thereto, he performed various management functions for the Corporation. Walter C. Zable is the son of Walter J. Zable.

    Dr. Richard C. Atkinson, 71, Director since 1999.  President of the University of California. Member of the Audit and Compliance Committee.

    Robert T. Monagan, 80, Director since 1986.  Chairman of the Executive Compensation Committee and Member of the Audit and Compliance and the Nominating Committees. Former President of the California Manufacturers Association. Chairman of the California State World Trade Commission. Former Speaker of the California State Assembly. Director of Electronic Medical Management, Inc.

    Raymond E. Peet, 80, Director since 1987.  Retired Vice Admiral United States Navy. Chairman of the Audit and Compliance Committee. Member of the Executive and the Nominating Committees. Chairman of San Diego Dialogue.

    Walter E. Fairbanks, 69, Director since 1999.  Mr. Fairbanks joined Cubic Corporation in 1992 as a consultant to the Chairman. Subsequently appointed as Vice President/ Defense in charge of the defense product subsidiaries of the Corporation. Mr. Fairbanks retired from that position in November, 2000. Prior to joining Cubic, Mr. Fairbanks held executive positions with Hughes Aircraft Company, General Dynamics, and ITT Corp.

    William W. Boyle, 66, Director since 1995.  Vice President and Chief Financial Officer. Member of the West Coast Advisory Board of Protection Mutual Insurance Company. Previously, Mr. Boyle held management positions with General Electric, Occidental Petroleum, and the Wickes Corporation.

IDENTIFICATION OF EXECUTIVE OFFICERS

    Thomas A. Baz, 67, Vice President and Corporate Controller since 1983.
    William C. Stewart, Jr., 71, Vice President and Secretary since 1984.
    John D. Thomas, 47, Vice President/Finance and Treasurer since 1992.

BOARD OF DIRECTORS AND BOARD COMMITTEES

    During the fiscal year 2000, four meetings of the Board of Directors were held. Each of the incumbent Directors attended 75% or more of the aggregate of (1) the total number of Board meetings and (2) the total number of meetings held by all Board Committees on which the Director served. Non-management outside Directors, other than Raymond E. Peet, are each paid fees of $1,500 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of which a Director is a Member. Raymond E. Peet receives a flat annual fee of $12,000 because of his more extensive service as a Member of the Executive Committee. Directors who are salaried employees of the Corporation are not separately compensated for their services as Directors, but all Directors are reimbursed for travel expenses, if incurred, for attendance at meetings.

Audit and Compliance Committee

    Members of this Committee are Raymond E. Peet, Chairman, Dr. Richard C. Atkinson, and Robert T. Monagan. It held two meetings during the fiscal year. The Committee advises and assists the Corporation's Chief Financial Officer in making periodic overall reviews of the Corporation's internal controls and financial statements, reviews legal matters, meets periodically with the Corporation's independent auditors to discuss their audit activities and recommends to the Board of Directors independent auditors for appointment for the Corporation's annual audit, and advises and provides oversight of the Corporation's internal audit activities and other programs.

    The Board of Directors of the Corporation adopted a written charter for the Committee in 1991, a copy of which is included herewith as Appendix A. The Committee members are not officers of the Corporation, are neither related to its officers nor represent concentrated or family holdings of its shares, and, in the view of the Corporation's Board of Directors, are free of any relationship that would interfere with the exercise of independent judgment and are independent as defined in Section 121(A) of the American Stock Exchange (AMEX) listing standards.

Audit and Compliance Committee Report

    The Audit and Compliance Committee has reviewed and discussed with management the audited financial statements of the Corporation for fiscal year 2000. The Committee has discussed with its independent auditors, Ernst & Young LLP, the matters required to be disclosed by Statement of Accounting Standards 61, has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

    Based on its review of the audited financial statements for fiscal year 2000 and its discussions with the independent auditors, the Committee recommended to the Corporations' Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

    The Committee also recommended to the Board of Directors that Ernst & Young LLP be engaged as the auditors of the Corporation for fiscal year 2001.

    Raymond E. Peet         Robert T. Monagan         Dr. Richard C. Atkinson

Executive Compensation Committee

    The members of this Committee are Robert T. Monagan, Chairman, and Raymond E. Peet. It held one meeting during fiscal 2000. The Committee approves salary and/or other compensation adjustments for the benefit of the Corporation's Officers.

Nominating Committee

    Members of this Committee are Robert T. Monagan and Raymond E. Peet. One meeting was held during fiscal 2000. The Committee will not consider shareholder nominations.

Ownership of Common Stock

    The following table sets forth information with respect to persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Common Stock (after deduction of Treasury Shares):

Title Class	Name and Address	Amount Beneficially Owned	Percent of Owned
Common	Walter J. Zable P.O. Box 1525 Rancho Santa Fe California 92067	3,593,847	40.35%

    The following table sets forth information with respect to beneficial ownership of the Corporation's Common Stock by Directors and all Officers and Directors as a group as of December 12, 2000. In each case where such number of shares exceeds 1% of the securities of such class outstanding on the record date (after deduction of Treasury Shares), the percentage of such class is indicated in parentheses. Except as indicated, each individual named has sole investment and voting power with respect to the securities shown.

Name	Amount Beneficially Owned Directly or Indirectly(2)
Walter J. Zable (40.35%)(1)	3,593,847	(3)
Raymond E. Peet	9,155
Dr. Richard C. Atkinson	3,800
Walter C. Zable (1.67%)	148,969	(4)
Robert T. Monagan	1,200
William W. Boyle	600
Walter E. Fairbanks	16,100	(5)
William C. Stewart, Jr.	1,002
John D. Thomas	1,308	(2)
All Officers and Directors as a Group(15) (42.41%)(2)	3,777,166

(1)
By virtue of his beneficial share ownership, Mr. Zable may be deemed to be a "Control" person of the Corporation as that term is described under the Securities Exchange Act of 1934.

(2)
All shares of common stock indicated as being beneficially owned are owned directly except for Walter J. Zable, Walter C. Zable, Walter E. Fairbanks, and John D. Thomas.

(3)
Walter J. Zable's shares are beneficially owned through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

(4)
A portion of the shares of Walter C. Zable are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

(5)
A portion of the shares of Walter E. Fairbanks are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Fairbanks.

    Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth all cash compensation paid for services rendered in all capacities to the Corporation and its subsidiaries during or with respect to the 2000 fiscal year to the Chief Executive Officer and the four most-highly compensated Executive Officers of the Corporation whose compensation exceeded $100,000:

				Annual Compensation
Name	Position		Base Salary	Bonus	Other Annual Compensation	Long-Term Compensation
			(A)	(B)	(C)	(D)
W. J. Zable	Chairman of the Board	2000	$530,000	$66,409	$38,798	$184,474
	President and	1999	$500,000	$172,913	$39,574	$155,000
	Chief Executive Officer	1998	$509,619	$29,645	$39,210	$155,000
W. W. Boyle	Vice President and	2000	$355,000	$38,127	$22,111
	Chief Financial Officer	1999	$340,000	$100,784	$21,171
		1998	$345,576	$17,279	$27,706
W. E. Fairbanks	Group Vice President	2000	$315,000	$-0-	$20,800
	Defense	1999	$300,000	$70,000	$20,800
		1998	$304,615	$12,411	$18,425
W. C. Zable	Vice Chairman of the	2000	$295,000	$76,694	$22,648
	Board & Vice President	1999	$280,000	$76,082	$23,371
	of Cubic Corporation	1998	$284,808	$14,200	$21,668
W. C. Stewart, Jr.	Vice President and Secretary	2000	$208,000	$20,478	$24,272
		1999	$200,000	$54,344	$27,510
		1998	$203,269	$9,317	$21,002
R. L. deKozan	Chairman of the Board of	2000	$300,000	$100,084	$46,339
	Cubic Transportation Systems, Inc.	1999	$271,600	$75,000	$50,256
		1998	$278,923	$10,000	$39,042

(A)
Amounts shown include cash compensation earned and received as well as earned and deferred at the election of the Officers.

(B)
Amounts shown include bonus cash compensation earned for each fiscal year whether received or deferred at the election of the Officer.

(C)
Amounts shown reflect the individual's interest in the Corporation's contribution for fiscal 2000 to the Corporation's Employees' Profit Sharing Plan, premiums for executive life insurance coverage in accordance with I.R.S. tables, and automobile allowances.

(D)
The split-dollar insurance plan, described below, initiated for the benefit of the shareholders, requires the Officer to make contributions toward acquisition of the life insurance. In October 1992, to offset the cost, including taxes, of the insurance contribution by Mr. Zable, the Board of Directors adopted a supplemental executive compensation program under the terms of which a predetermined sum would be paid annually. The amounts set forth are the annual payments under this program. Payments may be discontinued at any time by the Board of Directors.

    The remuneration shown for the named individuals includes deferred compensation under the Corporation's Deferred Compensation Plan. Under the Plan, selected key employees of the Corporation, including Officers, may defer all or any part of their compensation until termination of employment with the Corporation. The deferred compensation is held in the general funds of the Corporation and credited to the account of the employee. Each account is credited with interest at the rate set by the Secretary of the United States Treasury.

    The Corporation provides all full-time employees with life insurance coverage up to $50,000, depending on their rate of compensation, and executives of the Corporation with $150,000 of life insurance. In addition, executives are provided with additional life insurance in an amount of 1, 2, 3, or 4 times the executive's salary, at the executive's option, up to a total maximum of $500,000, all of the premiums for such additional insurance being paid solely by each electing executive. Currently, premiums not paid by the executive for all life insurance coverage are treated as compensation to those executives in accordance with Internal Revenue Service Tables, and are included in the cash compensation shown.

    The remuneration shown for the named individuals includes their interest in the Corporation's contribution for fiscal 2000 to the Corporation's Employees' Profit Sharing Plan. The Plan is for employees of the Corporation and its subsidiaries. The amount of the Corporation's annual contribution is determined by the Board of Directors in its sole discretion. The Plan also allows employees to make voluntary contributions of up to 10% of their compensation to the Plan. Employees, including executives, are permitted, pursuant to the provisions of the Plan, to defer pre-tax up to 10% of their compensation up to a maximum amount allowed by the Internal Revenue Code depending upon the amount of that compensation in addition to the after-tax contributions referred to above. These pre-tax deferrals made by the named individuals are also included in the compensation shown above. The Corporation's annual and the employee's voluntary contributions to the Plan are made to various funds held by an insurance company. Each employee is given investment discretion over the contributions allocated to his or her account.

    The compensation shown does not include contributions by the Corporation under its defined benefit Employees' Pension Plan because the amount of such contributions in respect to a specified person are not and cannot be readily calculated. Additional information regarding the Corporation's Employees' Pension Plan is set forth below:

    The Corporation maintains a defined benefit Pension Plan ("Plan") for the majority of its employees, including officers, and the employees of its subsidiaries. Participation is subject to the terms and conditions of the Plan. Generally, all participants in the Plan earn the right to receive a single-life annuity starting at the Plan's normal retirement date of age 65 in an amount equal to 3/4ths of 1% of their total earnings (including bonuses) since 1974. Alternate forms of annuity, such as joint and 50% survivor, would result in different annual benefit amounts. The benefits to be paid under the Pension Plan are not subject to adjustments for Social Security benefits or other assets.

Estimated Annual Benefits Under the Cubic Corporation Pension Plan (Single-Life Annuity)

	At Retirement Age of 65 Years of Service
Average Annual Compensation
	10	20	30	40
$50,000	$3,750	$7,500	$11,250	$15,000
100,000	7,500	15,000	22,500	30,000
150,000	11,250	22,500	33,750	45,000
160,000	12,000	24,000	36,000	48,000

    Compensation eligible to the Plan is limited by ERISA regulations to $160,000 during the year ended September 30, 2000.

    The years of credited service in the Corporation's Pension Plan for the listed individuals are: 51 years for W. J. Zable, 30 years for W. C. Stewart, 38 years for W. C. Zable, 26 years for T. A. Baz, 40 years for R. L. deKozan, 20 years for J. D. Thomas, 17 years for W. W. Boyle, and 8 years for W. E. Fairbanks.

    The Corporation also provides to certain Executive Officers certain normal management fringe benefits, including financial counseling and club memberships, which are not included in the above Table. An undetermined part of these benefits might have been used for personal purposes in an amount which is not reasonably determinable. It has been concluded that the aggregate amounts of any such benefits are not material and do not, in any event, exceed the lesser of $50,000 or 10% of the compensation reported as to each person specified and, in any case, the aggregate amount of such other compensation is the lesser of $25,000 times the number of persons in the group or 10% of the compensation reported above for the group.

    In October 1992, a trust established by the principal shareholders of the Corporation, Mr. and Mrs. Walter J. Zable, entered into an agreement with the Corporation whereby the Corporation agreed to make advances of premiums payable on a split-dollar life insurance policy purchased by the trust on the life of Mrs. Zable. The agreement is so designed that if the assumptions made as to mortality experience, policy dividends and other factors are realized, upon the demise of Mrs. Zable the Corporation will recover all of its insurance premium payments as well as other costs associated with the policy. The advances are secured by a collateral assignment of the policy to the Corporation. The agreement is intended to prevent the possibility of a large block of the Corporation's common shares being put on the market, to the detriment of the share price, in order for the beneficiaries to pay estate taxes. The Corporation may cause the agreement to be terminated and the policy to be surrendered at any time. The difference between policy premiums and other payments and the increase in the cash surrender value of the policy has been expensed or added to income in the year incurred. The amounts added to income in 2000 and 1999 was $45,000 and $254,000, respectively, while in 1998 $85,000 was expensed. Should the policy be held for ten years, the Company estimates that the cash surrender value will exceed all payments made and should the policy be held to maturity, all payments advanced to carry the policy will be returned.

Section 16(a) Beneficial Ownership Reporting Compliance

    No Director, Officer, or beneficial owner of more than ten percent of the Common Stock of the Corporation failed to file on a timely basis, as disclosed in Form 3, Form 4 and amendments thereto, and Form 5 and amendments thereto, reports required by Section 16(a) of the Exchange Act during the fiscal year 2000.

Performance Graph

    The above graph compares the performance of Cubic Corporation with that of the S&P 500 Index and a peer group comprised of companies in the Federal Trade Commission SIC Codes 3699 and 3829, Electrical Equipment and Supplies (NEC) and Measuring and Controlling Devices (NEC), which are published industry groups. The chart assumes that $100 was invested on October 1, 1995 in each of Cubic Corporation, the S&P 500 Index and the peer group index, and compares the return on investment as of September 30th of each of the following five years. The return on investment represents the change in the fiscal year-end stock price plus reinvested dividends.

Executive Compensation Committee Report

    The Executive Compensation Committee of the Board of Directors has the responsibility for executive compensation programs and the evaluation of the Corporation's executive officers. It is the Committee's responsibility to determine the compensation of the Corporation's Chief Executive Officer and the other executive officers taking into consideration individual and corporate performance, performance of competitors and other similar businesses and relevant compensation data.

    The base salaries of the Corporation's executive officers are set to attract qualified people necessary for the continued successful operation and growth of the Corporation and its subsidiaries. With the assistance of the Human Resources Department, the base salary structure is periodically reviewed in relation to the practices of companies in similar businesses and of similar size and in a reasonable, geographic area.

    The determination of each executive's compensation by the Committee takes into consideration the Corporate performance, the recommendations of management, and salaries and incentive compensation of executives in similar businesses.

    Incentive bonuses are paid at the end of each fiscal year based upon company performance against established goals for sales, operating profits, earnings per share, and return on investment.

    During the fiscal year, no executive officer of the Corporation served either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a

Director or as a member of the Executive Compensation Committee of the Corporation. No member of the Committee is a former or current Officer or employee of the Corporation or any of its subsidiaries.

    Robert T. Monagan, Chairman            Raymond E. Peet

INDEPENDENT AUDITORS

    The Board of Directors is seeking stockholder ratification of its selection of Ernst & Young LLP to serve as the Corporation's auditors for the fiscal year ending September 30, 2001. Ernst & Young LLP served as the Corporation's auditors for fiscal year 2000, and has audited the Corporation's books and records since 1959 in addition to providing tax services. No change is contemplated. There is no other relationship.

    Representatives of Ernst & Young LLP are expected to be present at the shareholders' annual meeting and have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    Ernst & Young LLP will be retained as the Corporation's auditors for the fiscal year ending September 30, 2001 if this proposal is approved by the holders of a majority of the voting power of the shares represented and voting at the annual meeting of shareholders.

    The Board of Directors recommends approval of the ratification.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 7, 2001.

OTHER MATTERS

    All shareholders of record at the close of business January 19, 2001, the record date for the determination of shareholders entitled to vote at the Annual Meeting, are concurrently being sent a copy of the Corporation's Annual Report, including financial statements for the fiscal year ended September 30, 2000.

    The expense of preparing, printing and mailing the Notice of Meeting and Proxy material and all other expenses of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Corporation, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview. The Corporation may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

    Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

                      By Order of the Board of Directors

                      William C. Stewart, Jr.
                       Secretary

APPENDIX A—Charter of Audit and Compliance Committee

Structure and Responsibilities

    The Audit and Compliance Committee of the Board of Directors of Cubic Corporation shall be nominated and elected by a majority vote of the entire Board of Directors each year at the organizational meeting of the Board. The Audit and Compliance Committee shall consist of not less than three (3) Directors, all of which shall be unaffiliated, non-management Directors.

    The Audit and Compliance Committee of the Board of Directors shall have the following authority, power, and responsibilities, subject to resolution and/or modification by the Board of Directors:

1.
Review the internal controls and financial structure of the Corporation with the independent auditors and the Company's financial and accounting personnel.

2.
Meet periodically with the independent accountants to discuss their audit activities.

3.
Recommend to the Board of Directors independent accountants for appointment to audit the financial statements of the Corporation and its consolidated subsidiaries.

4.
Review the Corporation, subsidiary and operation policies and procedures regarding compliance with conditions of all federal, state and local government contracts, and with all laws and regulations applicable to procurement or performance of federal, state or local government contracts.

5.
Establish, update and enhance policies and procedures designed to effect compliance with conditions of all federal, state or local government contracts.

6.
Monitor and evaluate the continued implementation of a federal government contract compliance education program for Corporation, subsidiary and operation managers involved in supervising the procurement or performance of federal government contracts.

7.
Require all Corporation, subsidiary and operation managers involved in supervising the procurement or performance of federal government contracts to certify in writing that they are unaware of any activities under their supervision that they have not reported to the Audit and Compliance Committee, the Corporate Legal Counsel or the Ombudsman, which would constitute violations of any federal laws or regulations applicable to procurement or performance of federal government contracts.

8.
Consult with the Director of Audit and periodically review the relationships between Corporation, subsidiary and operation management and the Director of Audit.

    In order to carry out these major functions, the Audit and Compliance Committee shall:

  A.
  Review the fees charged for audits or special engagements given to independent accountants.

  B.
  Meet with the independent accountants, Chief Executive Officer, Chief Financial Officer and any other executives of the Corporation as the Committee deems appropriate at such times as the Committee shall determine to review:

  a)
  the proposed scope of the independent auditors' work for the current year, consider any proposed nonaudit functions to be performed, and review the audit scope and plan and proposed engagement letter;

  b)
  in consultation with the independent auditors, the report of audit, or proposed report of audit, and the accompanying management letter, if any;

  c)
  the Corporation's financial statements;

    d)
    the results of external and internal audits;

    e)
    the effectiveness of the Corporation's system of internal controls;

    f)
    any limitations imposed by the Corporation's personnel on the independent public accountants;

    g)
    with management and the independent auditors, before publication, the annual financial statements (including footnotes and any special disclosure matters) to be included in the Annual Report to Shareholders, the annual 10-K report to the Securities and Exchange Commission or similar publicly filed documents;

    h)
    the effect of any new pronouncements of the accounting profession and other regulatory bodies on the accounting policies of the Corporation; and

    i)
    such other matters as the Committee shall deem appropriate.

  C.
  Attempt to resolve any differences arising between the Corporation's Management and the independent accountants.

  D.
  Review, at its discretion, compliance with policies, procedures and codes of conduct established by the Corporation.

  E.
  Consult with the independent accountants, and when appropriate, the internal auditors, out of the presence of Management, with regard to the adequacy of the internal accounting controls.

  F.
  Report to the entire Board of Directors at such times as the Committee shall determine.

    By unanimous consent of all Members of the Audit and Compliance Committee, the performance of tasks necessary to implement the functions of the Committee may be delegated to one or more Committee Members.

PROXY		PROXY
CUBIC CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

    The undersigned, a shareholder of Cubic Corporation, a Delaware corporation, hereby appoints Walter J. Zable, William W. Boyle and William C. Stewart, Jr., or any of them, the attorneys and proxies of the undersigned, with power of substitution, to vote the common shares of Cubic Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Cubic Corporation to be held in the Crystal Room, at the Handlery Hotel and Country Club, at 950 Hotel Circle North, San Diego, California 92108, on Tuesday, February 27, 2001, at 10:30 a.m. PST, and at any adjournment or adjournments thereof, as follows:

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ITEMS (1) AND (2) AND, IN THEIR DISCRETION, ON MATTERS DESCRIBED IN ITEM (3).

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed, on the other side)

/*\ FOLD AND DETACH HERE /*\

CUBIC CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

  The Board of Directors Recommends a Vote "FOR" Each of the Listed Proposals:

1. Election	For All	Withhold For All	For All Except
Nominees: Walter J. Zable, Walter C. Zable, William W. Boyle, Dr. Richard C. Atkinson, Walter E. Fairbanks, Robert T. Monagan, Raymond E. Peet	/ /	/ /	/ /
(To withhold authority to vote for any nominee, write that nominee's name here)
2. Ratification of selection of auditors	For	Against	Abstain
	/ /	/ /	/ /
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
The undersigned hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated January , 2001.
Dated , 2001	Signature
Signature (if held jointly)

Note: Please sign exactly as name (or names) appear on this card. When shares are held by joint tenants, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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PROXY STATEMENT
OUTSTANDING SHARES AND VOTING RIGHTS
ELECTION OF DIRECTORS
IDENTIFICATION OF DIRECTORS
IDENTIFICATION OF EXECUTIVE OFFICERS
BOARD OF DIRECTORS AND BOARD COMMITTEES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
INDEPENDENT AUDITORS
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS